Exhibit 24.1


Consent of Independent Auditors


The Board of Directors
Tower Air, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tower Air 1993 Long-Term Incentive Plan of our report dated February 17, 1997, except for the last paragraph of Note 2, as to which the date is March 13, 1997, with respect to the financial statements and schedule of Tower Air, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young, LLP


Melville, New York
December 1, 1997